Exhibit 11 - Computation of Earnings Per Common Share

                    CONGOLEUM CORPORATION
          COMPUTATION OF EARNINGS PER COMMON SHARE
        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               Years Ended December 31,
                                           ------------------------------
Primary Earnings Per Common Share:         1996         1995         1994
---------------------------------          ----         ----         ----

Income per common and common
  equivalent share                        $ 12,097     $ 9,435      $ 17,495
                                          ========     =======      ========

Weighted average common shares
  outstanding                                9,997      10,000        10,000

Effect of assumed exercise of
  dilutive stock options(1)                      4          --            --
                                          --------     -------      --------
Weighted average common and
  common equivalent shares                  10,001      10,000        10,000

Income per common and common
  equivalent share                        $   1.21     $  0.94      $   1.75
                                          ========     =======      ========

Fully Diluted Earnings Per Common Share:
----------------------------------------
Income per common and common
  equivalent share                        $ 12,097     $ 9,435      $ 17,495
                                          ========     =======      ========
Weighted average common shares
  outstanding                                9,997      10,000        10,000

Effect of assumed exercise of
  dilutive stock options(1)                     10          --            --
                                          --------     -------       -------
Weighted average common and
  common equivalent shares                  10,007      10,000        10,000

Income per common and common
  equivalent share                        $   1.21      $ 0.94       $  1.75
                                          ========      ======       =======

[FN]
(1)  Computed based on the Treasury Stock method.

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